LETTER TO  SHAREHOLDERS Q4 2022

hippo

KEY HIGHLIGHTS FROM Q4

Adjusted EBITDA

- GAAP Net Loss of $63.1 million/ Adj. EBITDA negative $47.3 million improved from Q3's Adj. EBITDA negative $54.8 million
- On track for positive Adj. EBITDA by late 2024

Q4 TGP Growth of 44%

- Strongest rate of growth in 2022 while refocusing on profitability
- Nearing $1 Billion of TGP in 2023

Q4 Gross Loss Ratio of 42%

- Best quarterly GLR since IPO

Positive Operating Leverage

- Revenue growth exceeding expense growth
- Revenues of $35.8 million in-line with 2022 annual guidance
- Revenue projected to exceed 40% growth in 2023

Financial Strength

- Cash and Investments at $640 million at year-end
- Spinnaker policyholder surplus of $164.9 million

Total Generated Premium (TGP)

+44%

Year-on-Year (YoY)



$106M
$163M
$234M
Q4 '20
Q4 '21
Q4 '22

Gross Loss Ratio

-47pp

YoY



93%
89%
42%
Q4 '20
Q4 '21
Q4'22

Revenue

+11%

YoY



$16M
$32M
$36M
Q4 '20
Q4 '21
Q4 '22

Premium Retention[1]

Flat

YoY



92%
92%
Q4 '21
Q4 '22

Total Generated Premium in-Force

+35%

YoY



$403M
$602M
$813M
Q4 '20
Q4 '21
Q4 '22

(1) Includes all Hippo and non-Hippo premium placed by our internal Agency, Producer agents, and other partners.

Letter to Shareholders | Q4 2022

2

Letter to Shareholders | Q4 2022 3 Dear Shareholders, Hippo was founded in 2015 with a bold vision: to fundamentally improve the homeowners insurance experience by partnering with our customers to help them better maintain and protect their homes. It takes a long time to build a profitable insurance company. Building a recognized consumer brand, developing best-in-class underwriting, and bringing enough customers together to wring the volatility out of the policy portfolio doesn’t happen overnight. The ten largest homeowners insurance carriers in the US are, on average, over 100 years old. With the advantages of time firmly on their side, we believe the incumbent players have become complacent. Rapid technological change and an explosion of data and analytics capabilities over the past decade have not only made it possible for a company like Hippo to exist, but also to build a superior customer experience and national footprint far faster than legacy carriers could have imagined. Consumers today have come to expect high standards of service and Hippo is well positioned to deliver. With Hippo’s foundation firmly in place, 2022 was a year of rapid progress constructing the rest of our company. Success in this endeavor comes down to two simple things: 1. Make the experience of being a Hippo customer the best around, so our customers opt to partner with us long term. When unfortunate things happen, we think modern protection is the best protection. Innovations in loss prevention and claims handling can put Hippo at the forefront of customer care. 2. Make the rest of our company as strong as our foundation. By using our technology to rapidly improve our ability to deliver on the fundamentals of insurance, we are now creating a financial future that is built to last. 2022:  FOUNDATION FOR OUR FUTURE

Letter to Shareholders | Q4 2022 4 Here are some of the highlights as we look back on the past 12 months: Enhancing our customer experience • Home Service: Book a Pro pilot launched in Texas which enables Hippo customers to use the Hippo app to order home repair services through a curated network of providers • Multi-line: Ramping up of cross selling of non-Hippo products, both home and auto, as a third-party agency, allowing our customers to satisfy all their insurance needs with Hippo • Home Builders: Added new builders to our network plus the recent launch of Hippo Builder Insurance Agency (HBIA) for small, regional builders, making Hippo's new builder policy and experience available to a much larger group of prospective homeowners Improving our financial profile • 62% points Gross Loss Ratio Improvement full year 2022 over 2021 • 64 rate filings impacting 2022 • Generation Better: Over 75% of new customers fall within our target market • Geographic diversification: now in 40 states covering over 90% of the population • Claims: Use of aerial imagery to rapidly assess damages • TGP growth of 33% in 2022 versus full year 2021 • Successful 2023 reinsurance renewal with improved terms and conditions • Q4 flattening of fixed operating expenses 2022 Hippo Housepower Report*: • 87% of pandemic period home buyers regret their decision to buy • 59% have experienced unexpected problems with their homes • 65% recognize that their house problems were preventable Hippo Home Care services include home walk-throughs and suggested maintenance check lists to help homeowners take control of home ownership. *This survey was conducted by Kickstand Communications on behalf of Hippo Insurance Services. Fielded between October 22-28, 2022, the results are based on 1,002 respondents. To qualify, respondents were screened to be residents of the United States, 25 to 75 years of age, and currently own a home. Research was conducted at 95% confidence with +/- 3% margin of error.

Letter to Shareholders | Q4 2022 5 We have a lot going on at Hippo but as we look out to 2023, there are a few key areas of focus for our company. First, we're developing our agency to ensure that all of our customers have a superior Hippo experience, whether they buy a Hippo Home Insurance policy (underwritten and serviced by Hippo) or one of our third-party offerings. Second, we expect our loss ratio which has already shown much progress will show much more as the actions we’ve taken and are in the process of implementing work their way into the results. Third, we will be investing in our Hippo Home Care business which we believe will become a key differentiator of our customer experience in the years to come. At the beginning of my first full calendar year as Hippo’s CEO, I could not be more excited about our vision and the progress we made toward making it a reality during 2022. And the most exciting part is that for both our customers and our shareholders, the best is yet to come. Thank you for your support and for joining us on this journey. Richard McCathron President & CEO

Letter to Shareholders | Q4 2022 6 Q4 RESULTS Q4 Highlights Q4 FINANCIALS: KPIS AND NON-GAAP FINANCIALS In the fourth quarter, Hippo took another step forward along our path to our goal of achieving positive adj EBITDA with an adjusted EDITDA negative $47.3 million, improving upon our Q3’22 result. Our growth rates remain strong, and we’re beginning to achieve the positive operating leverage that will drive our long-term profitable growth. Total Generated Premium $234M +44% YoY Revenue $36M +11% YoY Gross Loss Ratio 42% -47pp YoY Total Generated Premium in-Force $813M (1) Includes all Hippo and non-Hippo premium placed by our internal Agency, Producer agents, and other partners. Premium Retention1 92% Flat YoY+35% YoY

Letter to Shareholders | Q4 2022 7 Total Generated Premium Up 44% TGP growth accelerated in Q4, rising to an increase of 44% over the prior year quarter to $234 million, bringing our full year 2022 TGP to $811 million, in line with our original 2022 guidance. Demand for our products and services remains strong, and customer retention has continued to improve, with Hippo blended premium retention across both Hippo policies and agency customers coming in at 92% in the quarter up from 90% in Q3 and 89% in Q2. We saw growth throughout our 40 states as we begin to build a presence in the northeast and mid-Atlantic. In our Services business lines where our economics are predominantly fees and commission income, TGP was driven by strong fiscal year-end home sales for our thriving builders business which is seasonally typical for 4Q. We recently announced the launch of Hippo Builder Insurance Agency, designed for smaller regional home builders. We’re taking the embedded product of our fastest growing, most profitable distribution channel and expanding it to include small builders nationwide. Our technology allows us to begin quoting a new partner’s leads in as little as two weeks without the builder needing to invest significant resources. With builders outside of the top 10 responsible for over half of homes built in the US, we see this as a material long-term opportunity. Another exciting part of our services business is First Connect Insurance Services, our rapidly growing digital platform designed to support independent agents by providing access to the nation's top carriers across numerous lines of business. This agent-centric platform provides access to over 60 carriers and a variety of products that includes home, auto, cyber, small business, life, specialty lines and more. The recently launched Carrier Store helps agents discover additional carriers and products that can be bundled to increase sales. In Q4, Berkshire Hathaway’s biBERK was added to the Carrier Store’s roster of insurance providers. Spinnaker’s program business added $84 million of non-Hippo TGP in Q4'22, up from $38 million in Q4'21. At Spinnaker, we provide other Managing General Agents (MGAs) access to our balance sheets and insurance licenses in exchange for fronting fees, and often a small percentage of the underwriting results on the premium that they produce. In 2022, we brought several new programs online, offsetting lower volume from programs put into run-off early in the year.

Letter to Shareholders | Q4 2022 8 In the Hippo Home Insurance program, where our economics are driven by underwriting performance, TGP growth was in the mid-teens. Over the course of 2022, we have executed significant re-underwriting actions including new pricing matrices and claims handling improvements. In what continues to be a challenging economic environment with higher and more volatile inflation rates, we continue to be proactive about re-pricing and re- underwriting actions which we expect to drive significant gross and net loss ratio improvement over the course of 2023. Revenue of $35.8 Million Our revenue in the quarter was $35.8 million, up 11% over the prior year quar- ter, and bringing our full year to $119.7 million. Looking ahead, we expect very strong 2023 revenue growth, above 40%, as our new reinsurance treaty will lead to retention of higher net premiums earned. Gross Loss Ratio of 42% Our Gross Loss Ratio of 42% for the quarter was the best in our company’s history since going public. Favorable reserve releases from prior accident years benefitted the GLR by 10 points. We also are reporting 2 points of benefit from PCS-defined cat losses in the quarter because Q4's cat losses of 13.0 points (largely Winter Storm Elliot) were more than offset by current year favorable development from of our initial loss pick from Q3's Hurricane Ian. In our appendix, we are now including the historical table of GLR, cat losses and prior period reserve adjustments. For the full year, our Gross Loss Ratio improved 62% points to 76% from 138% in 2021 and we expect ongoing underlying improvement. We have taken many actions to drive better loss ratio results including re-pricing, re- underwriting, more focused target marketing, growth of our builder channel, increased geographic balance and more efficient claims processes. Achieving Favorable Operating Leverage As we continue to grow our TGP and revenue, we’re also beginning to achieve positive operating leverage as our expense line items flatten or decline year over year. We’re expecting this improvement to accelerate over the next 18-24 months. Sales and Marketing Our Sales and Marketing costs were $28.1 million in the quarter, up from $25.5 million in the prior year quarter, but outside of increased stock-based

Letter to Shareholders | Q4 2022 9 compensation, our marketing spend has declined. Looking ahead, our marketing will be more focused on our targeted demographic in desired geographies while also reaping the benefits of our embedded partnerships and the word-of-mouth rewards of strong customer service. Technology and Development Our T&D costs were $11.5 million in the quarter, down from $14.8 million in the prior year quarter, reflecting the right-sizing decisions made in Q3. We are committed to focused investment in our technology platform which we view as a key differentiator and we continue to invest aggressively in our development team in Warsaw. General and Administrative Our G&A expenses were $17.8 million, down from $19.0 million in the prior year quarter, as we begin to see the bottom-line impact of our increased emphasis on cost control. Balance Sheet, Cash & Net Investment Income Unrestricted cash and investments at December 31, 2022 were $640 million. While we remain highly conservative in our asset allocation, we’re beginning to see the benefits of our shift into short duration highly rated securities. Net investment income contributed $5.0 million in the quarter, up from less than $1.0 million in the prior year quarter and $2.5 million in Q3’22. At year-end, Spinnaker’s policyholder surplus was $164.9 million, up from $132 million at 9/30/2022, driven largely by a $30 million contribution from Hippo Holdings to support future growth. Net Loss and Adjusted EBITDA Net Loss attributable to Hippo was $63.1 million or $2.74 per share for the quarter, compared to a loss of $60.7 million or $2.72 per share in the prior year quarter. Our adjusted EBITDA was negative $47.3 million versus negative $46.0 million in the prior year quarter. Summary Our guidance for full year 2023: • We expect consolidated TGP will near $1.0 billion. • Companywide revenue projected to grow by over 40%. • Expected Adjusted EBITDA of negative $147 million. • We reiterate our expectation of turning adjusted EBITDA positive by late 2024.

Letter to Shareholders | Q4 2022 10 Details of our upcoming segment disclosures and outlook by business will be available on our website as a supplemental analyst package. Non-GAAP financial measures This letter to shareholders includes the non-GAAP financial measure (including on a forward-looking basis) Adjusted EBITDA. Hippo defines Adjusted EBITDA, a non-GAAP financial measure, as net loss attributable to Hippo excluding interest expense, income tax expense, depreciation, amortization, stock-based compensation, net investment income, restructuring charges, impairment expense, other non-cash fair market value adjustments, and contingent consideration for one of our acquisition and other transactions that we consider to be unique in nature. Hippo excludes these items from Adjusted EBITDA because it does not consider them to be directly attributable to its underlying operating performance. This non-GAAP measure is an addition, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP measures to their most directly comparable GAAP counterparts are included in the Appendix to this presentation. Hippo believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Hippo. Hippo’s management uses forward looking non-GAAP measures to evaluate Hippo’s projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Hippo’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. This letter to shareholders also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, Hippo is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort.

Letter to Shareholders | Q4 2022 11 Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non-GAAP financial measures is included. This letter to shareholders also includes key operating and financial metrics including Total Generated Premium (“TGP”), Gross Loss Ratio and net loss ratio. We define TGP as the aggregate written premium placed across all our business platforms for the period presented. We measure TGP as it reflects the volume of our business irrespective of choices related to how we structure our reinsurance treaties, the amount of risk we retain on our own balance sheet or the amount of business written in our capacity as an MGA, agency or as an insurance carrier/reinsurer. We define Total Generated Premium in force as the aggregate annualized premium for all the policies in force as of the period end date. We define Gross Loss Ratio expressed as a percentage, which is the ratio of the gross losses and loss adjustment expenses to the gross earned premium. We define Net Loss Ratio expressed as a percentage, which is the ratio of the net losses and loss adjustment expenses to the net earned premium. Forward-looking statements safe harbor Certain statements included in this letter to shareholders that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial results and other operating and performance metrics, our business strategy, our cost reduction efforts, the quality of our products and services, and the potential growth of our business. These statements are based on the current expectations of Hippo’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo. These forward-looking

Letter to Shareholders | Q4 2022 12 statements are subject to a number of risks and uncertainties, including our ability to achieve or maintain profitability in the future; our ability to retain and expand our customer base and grow our business, including our builder network; our ability to manage growth effectively; risks relating to Hippo’s brand and brand reputation; denial of claims or our failure to accurately and timely pay claims; the effects of intense competition in the segments of the insurance industry in which we operate; the availability and adequacy of reinsurance, including at current coverage, limits or pricing; our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers, and the sufficiency of the analytical models we use to assess and predict exposure to catastrophe losses; risks related to our proprietary technology and our digital platform; outages or interruptions or delays in services provided by our third party providers, including our data vendor; risks related to our intellectual property; the seasonal and cyclical nature of our business; the effects of severe weather events and other natural or man-made catastrophes, including the effects of climate change, global pandemics, and terrorism; continued disruptions from the COVID-19 pandemic; any overall decline in economic activity; the effects of existing or new legal or regulatory requirements on our business, including with respect to maintenance of risk-based capital and financial strength ratings, data privacy and cybersecurity, and the insurance industry generally; and other risks set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward- looking statements. There may be additional risks that Hippo does not presently know, or that Hippo currently believes are immaterial, that could also cause actual results to differ from those contained in the forward- looking statements. In addition, forward-looking statements reflect Hippo’s expectations, plans, or forecasts of future events and views as of the date of this letter to shareholders. Hippo anticipates that subsequent events and developments will cause Hippo’s assessments to change. However, while Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Hippo’s assessments of any date subsequent to the date of this letter to shareholders. Accordingly, undue reliance should not be placed upon the forward-looking statements.

13Letter to Shareholders | Q4 2022 APPENDIX

Letter to Shareholders | Q4 2022 14 KEY OPERATING AND FINANCIAL METRICS (in millions, unaudited) CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (in millions, unaudited) (1) In September 2022, the Company completed a one-for-twenty-five reverse stock split of its common stock. All share and per share information for all periods is presented after giving effect to the reverse stock split.

Letter to Shareholders | Q4 2022 15 CONSOLIDATED BALANCE SHEETS (in millions, unaudited)

Letter to Shareholders | Q4 2022 16 CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions, unaudited)

Letter to Shareholders | Q4 2022 17 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES (in millions, unaudited) SUPPLEMENTAL FINANCIAL INFORMATION (in millions, unaudited) Total Generated Premium Gross and Net Loss Ratios

Letter to Shareholders | Q4 2022 18 Gross Loss Ratio Breakdown Consolidated Gross Loss Ratio (GLR) (1) Refers to Losses from named Property Claims Services events. Insurance Related Expenses Breakdown Direct acquisition costs were $15.0 million and $56.5 million for the three and twelve months ended December 31, 2022, of which $10.8 million and $38.7 million were offset by ceding commission income. Direct acquisition costs were $13.9 million and $36.9 million for the three and twelve months ended December 31, 2021, of which $4.9 million and $23.0 million were offset by ceding commission income.

hippo

TOTAL GENERATED PREMIUM IN-FORCE

(in millions, unaudited)

+35%

YoY


$231
$256
$375
$403
$445
$501
$553
$602
$634
$680
$739
$813
Q1'20
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22

GEOGRAPHICAL DIVERSIFICATION

(% of new Hippo homeowners premium outside California/Texas)

OPP

YoY


35%
46%
46%
Q4'20
Q4'21
Q4'22

Letter to Shareholders | Q4 2022

19